EXHIBIT 10.2

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
HEALTHAXIS INC.

      Healthaxis Inc. (hereafter called the “Company”), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, does hereby certify that, pursuant to the authority conferred upon the Company’s Board of Directors (the “Board”) by the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Board, by actions duly taken on May 26, 2004, duly adopted a resolution providing for the amendment and restatement of the Certificate of Designation setting forth the rights and preferences of the Series A Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that, pursuant to the authority vested in the Board by the Articles of Incorporation, the Board hereby amends and restates the Certificate of Designation which sets forth the designation, preferences, rights and limitations of the Series A Convertible Preferred Stock, par value $1.00 per share and which shall state as follows, and which Amended and Restated Certificate of Designation supercedes the original Certificate of Designation and all amendments thereto.

      Following the Board’s adoption of the above resolution, the holders of the Company’s Series A Convertible Preferred Stock and the holders of the Company’s Common Stock also approved the Amended and Restated Certificate of Designation, as follows:

      1. Designation, Amount, Par Value, Rank, Stock Split and Certain Defined Terms.

      a. The preferred stock authorized under this Certificate of Designation shall be designated as the Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), and the number of shares so designated shall be 3,850,000, subject to adjustment for any stock splits, stock dividends or similar transactions affecting the Series A Preferred Stock.

      b. The Series A Preferred Stock shall rank pari passu with all classes of the Company’s common stock, par value $.10 per share (the “Common Stock”), and each other series of preferred stock or class of other capital stock or instruments of the Company convertible into Common Stock with respect to dividend distributions, redemptions and distributions upon Liquidation that are not, expressly by their terms, made senior to the Series A Preferred Stock.

      c. As of the effective date of the filing of the Amended and Restated Certificate of Designation with the Pennsylvania Secretary of State, every 1 share of Series A Preferred Stock issued and outstanding shall without further action by this Corporation or the holder thereof be split into and automatically become 174.3975 shares of Series A Preferred Stock. No fractional shares shall be issued in connection with the foregoing stock split; all shares of Series A Preferred Stock so split that are held by a shareholder will be aggregated and each fractional share resulting from such aggregation shall be rounded down to the nearest whole share.

      d. Certain terms used herein are defined in Section 9 hereof.

      2. Dividends.

      a. The Holders shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, when and as declared by the Board, cumulative dividends at the rate of $0.0001 per share of Series A Preferred Stock, payable semi-annually, on January 15 and July 15 of each year (each a “Dividend Payment Date”) commencing on January 15, 2005, in cash, as accrued for the six-month period preceding the Record Date relating to such Dividend Payment Date (or on a pro rata basis for such other period of time following the filing of this Amended and Restated Certificate with the Department of State of the Commonwealth of Pennsylvania). The record date for any dividend payment pursuant to this Section 2(a) (the “Record Date”)

is the close of business on January 1 or July 1 of each year, as the case may be, whether or not a Business Day, immediately preceding the Dividend Payment Date on which such dividend is payable. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 365-day year (or 366-day year for any leap year), shall accrue daily commencing on the date of the filing of this Amended and Restated Certificate and shall be deemed to accrue from such date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Accrued and unpaid dividends on the Series A Preferred Stock for any shares that are being converted into shares of Common Stock shall be forfeited. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Series A Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Series A Preferred Stock held by each Holder.

      b. In addition, if the Company declares a dividend or other distribution on its Common Stock, each Holder shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, when and as declared by the Board, dividends or distributions as though the Holder were a holder of the number of shares of Common Stock into which its shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive the dividend or distribution.

      3. Liquidation.

      a. In the event of any Liquidation, whether voluntary or involuntary, each Holder is entitled to receive, as though the Holder were a holder of the number of shares of Common Stock into which its Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive a distribution upon Liquidation, an amount per share equal to the amount per share distributed to the holders of Common Stock.

      b. The Company shall mail to each Holder written notice of any such Liquidation not less than fifteen (15) days prior to the payment date stated therein.

      4. Voting Rights.

      Except as otherwise required by law (taking into consideration the limitations contained in Section 8 hereof), the Holders of the Series A Preferred Stock shall not have voting rights.

      5. Conversion.

      a. Conversion at Holder’s Option. Each share of Series A Preferred Stock shall be convertible, at the option of the Holder thereof, in the event of any of the following:

(i) at any time, provided that the Holder will not hold, as a result of the conversion, more than 750,000 shares of Common Stock;

(ii) at any time, if and only if the Common Stock is then trading on the National Market and has had a closing price in the National Market of $8.00 or more for 20 out of the previous 30 Trading Days immediately prior to the effective date of the conversion; or

(iii) at any time on or after June 30, 2005.

      b. Conversion at Company’s Option. Subject to Section 8 hereof, each share of Series A Preferred Stock shall be convertible, at the option of the Company, if:

(i) the Common Stock has had a per share closing price in the National Market of $8.00 or more for 20 out of the previous 30 Trading Days immediately prior to the date of delivery to the Holders of the Conversion Notice specified in Section 5(d) below; and

(ii) a registration statement under the Securities Act of 1933 that registers the resale of all shares of Common Stock that constitute Registrable Securities (as defined in the Registration Rights Agreement) is then in effect as and to the extent provided in the Registration Rights Agreement.

      c. Automatic Conversion. If, at any time, any Holder transfers its shares of Series A Preferred Stock, which transfer shall be in compliance with the terms of the Investor Rights Agreement (applicable through the first anniversary of the Closing Date), all such transferred shares of Series A Preferred Stock shall, by virtue of such transfer (and without any action on the part of the Holder) be automatically converted into fully paid and non-assessable shares of Common Stock.

      d. Mechanics of Conversion. When converted in accordance with the terms set forth in this Certificate of Designation, each share of Series A Preferred Stock initially shall be convertible into one fully paid and non-assessable share of Common Stock. A Holder shall effect a conversion by surrendering to the Company the certificate or certificates representing the shares of Series A Preferred Stock to be converted, together with a written notice of such conversion in the form of Exhibit A annexed hereto, and the Company shall effect a conversion by sending to the Holder a notice of such conversion in the form of Exhibit B annexed hereto (each of Exhibit A and Exhibit B is a “Conversion Notice”), provided that notwithstanding the provisions of Section 10 that may permit delivery of the certificate(s) by various means, it shall be necessary for the Holder to hand deliver or deliver via nationally recognized overnight courier the certificate(s) in order for the Holder to be deemed to have effectively delivered a Conversion Notice. Each Conversion Notice shall specify the Holder, the name or names in which the certificate or certificates for shares of Common Stock are to be issued (if applicable), the number of shares of Series A Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is delivered to the Company or the Holder, as the case may be (the “Conversion Date”). In the event that the Company effects the conversion pursuant to Section 5(b), such Holder agrees to deliver the certificate or certificates representing the shares of Series A Preferred Stock to be converted as promptly as practicable thereafter. Upon delivery of the Conversion Notice, the Holder shall have no rights as a holder of the shares of Series A Preferred Stock to be converted other than the right to receive Conversion Shares. If no Conversion Date is specified in the Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 10 hereof. The Company shall, within three (3) Trading Days after delivery or receipt of a Conversion Notice, cause to be delivered to the Holder, or to such Holder’s nominee or nominees (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required pursuant to the Investor Rights Agreement or otherwise required by law) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock and (ii) if the Holder is converting less than all the shares of Series A Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, one or more certificates representing the number of shares of Series A Preferred Stock not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. Upon request of the Holder, and in compliance with the provisions hereof (but subject to any limitations arising out of the Investor Rights Agreement or applicable law), in lieu of physical delivery of the shares of Common Stock, provided the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its best efforts to cause its transfer agent to electronically transmit any certificate or certificates required to be delivered to the Holder (or the Holder’s nominee) under this Section 5 by crediting the account of the Holder’s (or the Holder’s nominee’s) Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to any such electronic transmittals. If, in the case of any attempted conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth (5th) Trading Day after the Conversion Date, the Holder shall be entitled at any time on or before its receipt of such certificate or certificates to rescind such conversion by written notice to the Company, in which event the Company shall immediately return the certificates representing the shares of Series A Preferred Stock for which Common Stock was not delivered pursuant to such conversion and the rights of the Holder as a holder of such shares of Series A Preferred Stock shall immediately be restored.

      6. Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the Series A Preferred Stock and free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders, not less than 100% of such number of shares of Common Stock as shall be issuable (taking into account the adjustments of Section 7 hereof) upon the conversion of all outstanding shares of Series A Preferred Stock (without regard to any limitations on conversion). The Company shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued is insufficient to permit the conversion of all of the shares of the Series A Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

      7. Adjustment of Number of Conversion Shares.

      a. Common Stock Splits; Reclassification. If the Company, at any time after the Closing Date: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) issues any shares of Common Stock by reclassification of shares of Common Stock, or (iii) effects a reverse stock split, then each share of Series A Preferred Stock shall thereafter be convertible into that number of Conversion Shares that would have derived had the share of Series A Preferred Stock been converted into Common Stock immediately prior to the events listed in (i), (ii) or (iii) above. In the case of a subdivision or re-classification, any adjustment made pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or re-classification.

      b. Adjustment for Recapitalization, Reclassification, Exchange and Substitution. If at any time after the Closing Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, exchange, substitution or otherwise, and other than a capital reorganization, merger or consolidation (the adjustment for which is provided for in Section 7(c)), in any such event each Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change that it would have been entitled to receive had it converted its shares of Series A Preferred Stock immediately prior to such recapitalization, reclassification exchange, substitution or other event (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock), all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

      c. Reorganizations, Mergers or Consolidations. If at any time after the Closing Date, the Common Stock is converted into other securities or property, whether pursuant to a capital reorganization, merger, consolidation or otherwise (other than a recapitalization, reclassification, subdivision, exchange or substitution of shares provided for in Section 7(b)), as a part of such transaction, provision shall be made so that the Holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion thereof the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled to receive in connection with such transaction (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock), subject to adjustment in respect of such stock or securities by the terms thereof. To the extent applicable, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the Holders of the Series A Preferred Stock after such transaction to the end that the provisions of this Section 7 (including adjustment to the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

      d. Notice of Certain Events. If:

(i) the Company declares a dividend (or any other distribution) on the Common Stock;

(ii) the Company declares a special nonrecurring cash dividend on or a redemption of the Common Stock;

(iii) the Company authorizes the granting to the holders of the Common Stock of rights, Options or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

(iv) the approval of the Company’s shareholders is sought or required in connection with any reclassification of the Common Stock or any Change of Control; or

(v) the Company authorizes a Liquidation;

      then, the Company shall cause to be delivered to the Holders, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating: (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, or granting of Options, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights, Options or warrants are to be determined or (b) the date, if applicable, on which such reclassification, Liquidation or Change of Control is expected to become effective or close, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable in connection with such reclassification or Change of Control. Nothing herein shall prohibit the Holders from converting shares of Series A Preferred Stock held by such Holder during the fifteen (15) day period commencing on the date of such notice to the effective date of the event triggering such notice.

      e. Notice of Adjustment. Whenever the number of Conversion Shares is adjusted pursuant to this Section 7, the Company shall deliver to the Holders a notice setting forth the number of Conversion Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the Company’s chairman, president or chief financial officer and shall be delivered to the Holders within three (3) Business Days of the date the events occur which require such adjustment.

      f. Adjustment in the Number of Conversion Shares. For the avoidance of doubt, upon each adjustment in the number of Conversion Shares pursuant to any provision of this Section 7, the number of Conversion Shares issuable hereunder shall be adjusted to the nearest 1/100th of a whole share. Upon each adjustment, other references herein to the number of shares of Common Stock or the market price of shares of Common Stock shall be similarly adjusted.

      g. Rounding. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

      h. Other Events. If any event shall occur as to which the provisions of this Section 7 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of the Holders in accordance with the intent and principles of this Section 7 (whether by grant of the Company of any stock appreciation rights, phantom stock rights or other rights with equity features or otherwise), the Board will make an appropriate adjustment in the number of Conversion Shares so as to protect the rights of the Holders.

      i. Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the Company’s account, if any, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

      j. Failure to Adjust Number of Conversion Shares. If (i) the Company fails to adjust the number of Conversion Shares upon the occurrence of an event requiring such adjustment in accordance with the terms of this Section 7 and (ii) a court of competent jurisdiction determines that the Company is or was required to adjust the number of Conversion Shares, in addition to making the adjustment to the greatest number of Conversion Shares which would have resulted if the Company had made the adjustment upon the occurrence of such event (in accordance with this Section 7), as further adjusted upon the occurrence of any subsequent events which would require such further adjustment, the Company shall be required to pay the reasonable legal fees of one counsel selected by the Majority Holders in connection with any such dispute.

      8. Restriction on Conversion. Notwithstanding anything herein to the contrary, in no event shall a holder of Series A Preferred Stock be entitled to convert any portion of the Series A Preferred Stock so held by such holder, nor shall the Company have the right to force the conversion of any portion of the Series A Preferred Stock so held by such holder, in excess of that portion upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through ownership of the unconverted shares of Series A Preferred Stock or the unexercised or unconverted portion of any other security of the holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of

Common Stock issuable upon the conversion of that portion of the Series A Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its Affiliates of more than 4.99% of the then outstanding shares of Common Stock. The waiver by a holder of Series A Preferred Stock of any limitation contained in an option or convertible security now or hereafter held by such holder that is similar or analogous to the limitations set forth in this Section 8 shall not be deemed a waiver or otherwise effect the limitation set forth in this Section 8, unless such waiver expressly states it is a waiver of the provisions of this Section 8. For purposes of this Section 8, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. Any holder of Series A Preferred Stock may waive the limitations set forth herein by at least sixty-one (61) days written notice to the Company.

      9. Definitions. For the purposes hereof, the following terms shall have the following meanings:

      “Affiliate” means, with respect to any Person, any other Person that directly or indirectly (i) has a 5% or more equity interest in that Person, (ii) has 5% or more common ownership with that Person or (iii) controls, or is under common control with, or is controlled by, such Person. When used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

      “Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.

      “Business Day” means any day except Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government action to close.

      “Change of Control” means the occurrence of any of the following: (i) an acquisition or series of related acquisitions by any Person or “group” (as described in Section 13(d)(3) of the Exchange Act) of in excess of thirty-three and one third percent (33 1/3%) of the voting power of the Company, (ii) the merger or consolidation of the Company with or into another Person, unless the holders of the Company’s securities immediately prior to such transaction or series of related transactions continue to hold at least fifty percent (50%) of such securities following such transaction or series of related transactions, (iii) the sale, conveyance, lease, transfer, exclusive license or disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iv) during any period of twelve (12) consecutive months after the Closing Date, individuals who at the beginning of any such twelve (12) month period constituted the Board cease for any reason to constitute a majority of the Board then in office or (v) the Company’s execution of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in clauses (i), (ii), (iii) or (iv).

      “Closing Date” means June 30, 2004.

      “Common Stock” has the meaning set forth in Section 1(b).

      “Company” means Healthaxis Inc., a Pennsylvania corporation.

      “Conversion Date” has the meaning set forth in Section 5(d).

      “Conversion Notice” has the meaning set forth in Section 5(d).

      “Conversion Shares” means that number of shares of Common Stock issuable upon conversion of one share of Preferred Stock into Common Stock.

      “Dividend Payment Date” has the meaning set forth in Section 2.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Holder” or “Holders” means the holder or holders of the Series A Preferred Stock.

      “Investor Rights Agreement” means the Investor Rights Agreement, dated as of                     , 2004, by and among the Company and the original Holders.

      “Liquidation” means any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

      “Majority Holder(s)” means the holder(s) of 60% or more of the then outstanding shares of Series A Preferred Stock.

      “National Market” means the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange, the American Stock Exchange and the OTCBB.

      “Options” means any rights, options or warrants to subscribe for or to purchase Common Stock or any other stock.

      “OTCBB” means the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc.

      “Per Share Market Value” means on any particular date: (a) the closing bid price per share of the Common Stock on such date on: (i) the National Market on which the Common Stock is then listed or quoted, or, if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or (ii) the OTCBB, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its function of reporting prices) or (b) if the Common Stock is not then listed or quoted on any National Market or the OTCBB, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the shares of the Series A Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select, in good faith, an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period of calculation.

      “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      “Preferred Stock Agreement” means the Preferred Stock Modification Agreement, dated as of May 12, 2004, among the Company and the Original Holders.

      “Record Date” has the meaning set forth in Section 2.

      “Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 30, 2004, by and among the Company and the original Holders.

      “Series A Preferred Stock” has the meaning set forth in Section 1(a).

      “Trading Day” means any day on which the OTCBB or any National Market on which the Common Stock is then quoted or listed is open for trading.

      “Transaction Documents” means this Certificate of Designation, the Preferred Stock Agreement, the Investor Rights Agreement and the Registration Rights Agreement.

      10. Notices. Any notices, consents, waivers or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been received: (a) upon hand delivery (receipt acknowledged) or delivery by telecopy or facsimile (with transmission confirmation report) at the address or number designated in the Preferred Stock Agreement (if received by 5:00 p.m. eastern time where such notice is to be received), or the first Business Day following such delivery (if received after 5:00 p.m. eastern time where such notice is to be received) or (b) one (1) Business Day following the date of deposit with a nationally recognized overnight courier, fully prepaid, addressed to such address or upon actual receipt of such mailing, whichever shall first occur. Each party shall provide written notice to the other party of any change in address or facsimile number from that set forth in the Preferred Stock Agreement in accordance with the provisions hereof.

      11. Lost or Stolen Certificates. Any Holder claiming a stock certificate representing the shares of Series A Preferred Stock to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such Holder: (a) requests such replacement certificate before the Company has notice that the shares have been acquired by a bona fide purchaser; (b) executes an affidavit of loss, whereby such Holder agrees to indemnify the Company as it relates to such stock certificate; and (c) satisfies any other reasonable requirements fixed by the Company’s Board of Directors, provided, however, that the Company shall not be obligated to re-issue stock certificates if the Holder contemporaneously requests the Company to convert such Series A Preferred Stock into Common Stock.

      12. Remedies Characterized; Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity, including a decree of specific performance and/or other injunctive relief. No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Series A Preferred Stock for which there is no adequate remedy at law. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      13. Construction. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. In the event of any inconsistency or ambiguity between the terms of this Certificate of Designation and the terms of any other Transaction Document, the terms of this Certificate of Designation shall control and govern any construction hereof or thereof.

      14. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      15. Fractional Shares. Upon a conversion of Series A Preferred Stock hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not to, or is unable to, make such a cash payment, the Holder of a share of Series A Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

      16. Payment of Tax Upon Issue of Transfer. The issuance of certificates for shares of the Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders so converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof has paid to the Company the amount of such tax or has established to the Company’s satisfaction that such tax has been paid or is not payable.

      17. Shares Owned by Company Deemed Not Outstanding. In determining whether the Holders of the outstanding shares of Series A Preferred Stock have concurred in any direction, consent or waiver under this

Certificate of Designation, shares of Series A Preferred Stock which are owned by the Company or any other Affiliate or obligor thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Shares of the Series A Preferred Stock so owned which have been pledged in good faith may be regarded as outstanding if: (i) the pledgee establishes to the satisfaction of the Holders and the Company the pledgee’s right so to act with respect to such shares and (ii) the pledgee is not the Company or any other Affiliate or obligor of the Company. For purposes of this Section 17, none of Brown Simpson Partners I, Ltd., OTAPE LLC, LBI Group Inc. or The Pennsylvania State University shall be deemed to be Affiliates of the Company.

      18. Communications. The Holders shall be entitled to receive, and the Company shall deliver pursuant to Section 10 hereof, all communications sent by the Company to the holders of the Common Stock. Such communications shall be provided to the Holders at the same times and in the same manner as furnished to the Company’s shareholders generally.

      19. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased, converted or otherwise acquired by the Company in any manner whatsoever shall not be reissued as part of the Company’s Series A Preferred Stock and shall be retired promptly after the acquisition thereof. All such shares shall become, upon their retirement (and the filing of any certificate required in connection therewith pursuant to the Pennsylvania Business Corporation Law), authorized but unissued shares of the Company’s preferred stock.

      20. Registration of Transfer. The Company shall keep a register for the registration of the transfers of shares of Series A Preferred Stock at its principal office. Upon the surrender of any certificate representing shares of Series A Preferred Stock at such place, the Company shall, at the request of the record Holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

      21. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Healthaxis Inc. has caused this Certificate of Designation to be signed by its Chief Executive Officer on this 30th day of June, 2004.

HEALTHAXIS INC.

By:	/s/ JAMES W. MCLANE

Name: James W. McLane

Title:	Chief Executive Officer

Attest:

By:	/s/ J. BRENT WEBB

Name: J. Brent Webb

Title:	Secretary

EXHIBIT A

NOTICE OF CONVERSION

AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to convert shares of Series A Convertible Preferred Stock)

      The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) indicated below, into shares of common stock, par value $0.10 per share (the “Common Stock”), of Healthaxis Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

      The undersigned hereby certifies that the Common Stock issuable pursuant to this Conversion Notice has been sold pursuant to a registration statement under the Securities Act of 1933, as amended, which identifies the Holder as a selling security holder. This must be checked for shares free of restrictive legends to be issued.

Conversion calculations:

Date to effect conversion

No. of shares of Series A Preferred Stock being converted

Number of shares of Common Stock to be issued

Name(s) in which Common Stock to be issued

Signature of Holder

Name

Address

EXHIBIT B

NOTICE OF CONVERSION

AT THE ELECTION OF THE COMPANY

(To be Delivered to the Registered Holder in order to convert shares of Series A Convertible Preferred Stock)

      Healthaxis Inc. (the “Company”) hereby notifies you that it is exercising its option to require the conversion of the shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) indicated below, into shares of common stock, par value $0.10 per share (the “Common Stock”), of Healthaxis Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as are reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to effect conversion

No. of shares of Series A Preferred Stock being converted

Number of shares of Common Stock to be issued

HEALTHAXIS INC.

By: